Exhibit 3.1

STATE OF SOUTH CAROLINA SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is:

Daily Journal Corporation

2.	Date of Incorporation is: _January 26, 1987_____________________

3.	Agent’s Name and Address: Corporation Service Company

(Name)

508 Meeting Street
(Street Address)

_West Columbia, South Carolina 29169 (City, State, Zip Code)

4.	On September 10, 2026, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

The first provision of Attachment B is amended and restated to read as follows: "Shareholders of this corporation entitled to vote at an election of directors shall not be entitled to cumulative voting rights in such election."

5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

Form Revised by South Carolina Secretary of State, August 2016
F0003

Daily Journal Corporation

Name of Corporation

6.	Complete either “a” or “b”, whichever is applicable.

a.	☒

Amendments adopted by shareholder action. At the date of the adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding	Number of Votes Entitled to be Cast	Number of Votes Represented at	Number of Undisputed Shares*
	Shares		the Meeting	For	-OR-	Against
Common	1,377,752	1,377,752	848,577	804,436		21,786

*Note: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	☐

The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.

Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (see Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) ________.

Date: September 11, 2026

Name of Corporation:

Daily Journal Corporation

/s/ Steven Myhill-Jones
Signature

Steven Myhill-Jones
Type or Print Name

Chief Executive Officer
Office

Form Revised by South Carolina Secretary of State, August 2016
F0003